Exhibit 99.4

☐	¢

COUSINS PROPERTIES INCORPORATED

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF

STOCKHOLDERS OF COUSINS PROPERTIES INCORPORATED

August 23, 2016

The undersigned hereby appoints Gregg D. Adzema and Pamela F. Roper, and each of them, as proxies for the undersigned with full power of substitution to represent and vote all shares of common stock of Cousins Properties Incorporated which the undersigned is entitled to vote at the Special Meeting of Stockholders of Cousins Properties Incorporated to be held at 191 Peachtree Street NE, Suite 500, Atlanta, Georgia 30303 on August 23, 2016 at 2:00 P.M., EDT, and any adjournment or postponement thereof.

This proxy when properly executed and returned will be voted in the manner directed by the undersigned. If this proxy is properly executed and returned and no direction is made, this proxy will be voted for Proposals 1, 2 and 3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting of Stockholders or any postponement or adjournment thereof. The undersigned hereby revokes all proxies previously given by the undersigned to vote at the Special Meeting of Stockholders or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side.)

¢	1.1	14475	¢

SPECIAL MEETING OF STOCKHOLDERS OF

COUSINS PROPERTIES INCORPORATED

August 23, 2016

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The proxy statement for the Special Meeting of Stockholders is available on the Investor Relations page of Cousins Properties Incorporated’s website at

www.cousinsproperties.com

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i  Please detach along perforated line and mail in the envelope provided.  i

■ 00030003003000000000	5	082316

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
				FOR	AGAINST	ABSTAIN
1.

Cousins Issuance Proposal – a proposal to approve the issuance of shares of common stock of Cousins Properties Incorporated (“Cousins”), par value $1 per share, to stockholders of Parkway Properties, Inc. (“Parkway”), in connection with the agreement and plan of merger, dated as of April 28, 2016, by and among Cousins, Parkway, Parkway Properties LP and Clinic Sub Inc., a wholly owned subsidiary of Cousins, pursuant to which Parkway will merge with and into Clinic Sub Inc. (the “Merger”).

				☐	☐	☐

		2.	Cousins Articles Amendment Proposal – a proposal to amend the Restated and Amended Articles of Incorporation of Cousins, effective at the effective time of the Merger, to increase the number of authorized shares of Cousins common stock, par value $1 per share, from 350,000,000 shares to 700,000,000 shares.	☐	☐	☐

		3.	Cousins Adjournment Proposal – a proposal to approve the adjournment of the Special Meeting of Stockholders, if necessary or appropriate, to solicit additional proxies in favor of the Cousins Issuance Proposal and the Cousins Articles Amendment Proposal if there are insufficient votes at the time of such adjournment to approve such proposals.	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

■	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■